EXHIBIT 10.19

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made and entered into as of March 28, 2007, by and among NextWave Wireless Inc., a Delaware corporation (the “Company”), and each of the purchasers listed on Schedule 1 attached hereto (collectively, the “Purchasers” and individually, a “Purchaser”).

RECITALS

WHEREAS, in connection with the transactions contemplated hereby, the Company has authorized the creation of a new series of preferred stock designated as Series A Senior Convertible Preferred Stock, par value $0.001 per share (the “Series A Senior Preferred Stock”), of the Company by filing a Certificate of Designation, Preferences and Rights of the Series A Senior Convertible Preferred Stock of NextWave Wireless Inc. in the form attached hereto as Exhibit A (the “Certificate of Designations”) with the office of the Secretary of State of the State of Delaware, in accordance with the General Corporation Law of the State of Delaware, which Series A Senior Preferred Stock shall be convertible into shares of common stock, par value $.001 per share, of the Company (the “Common Stock”) in accordance with the terms of the Certificate of Designations;

WHEREAS, on the terms and subject to the conditions set forth herein, the Company desires to issue and sell to the Purchasers, and each Purchaser desires to purchase and acquire from the Company that number of shares of Series A Senior Preferred Stock set forth opposite the Purchaser’s name on Schedule 1 (the “Purchased Shares”);

WHEREAS, the Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (as amended or modified from time to time, the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights with respect to the shares of Common Stock issuable upon conversion thereof (the “Conversion Shares”) under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  AGREEMENT TO PURCHASE AND SELL PREFERRED SHARES.

(a)  Authorization. The Company’s Board of Directors has authorized the issuance and sale, pursuant to the terms and conditions of this Agreement, of up to 355,000 shares of Series A Senior Preferred Stock.

(b)  Agreement to Purchase and Sell Securities. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), each Purchaser severally and not jointly agrees to purchase, and the Company agrees to sell and issue to each Purchaser, that number of Purchased Shares set forth opposite such Purchaser’s name on Schedule 1. The purchase price of each Purchased Share (the “Per Share Price”) shall be $1,000.00.

(c)  Use of Proceeds. The Company intends to apply the net proceeds from the sale of the Purchased Shares for working capital and general corporate purposes as determined by the Company from time to time, and not for the redemption or repurchase of any of its equity securities, except in connection with an acquisition of assets or securities by the Company not for capital raising purposes.

(d)  Obligations Several Not Joint. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement, the Registration Rights Agreement, the Certificate of Designations and the other agreements, instruments and documents contemplated hereby and thereby (collectively, the “Transaction Documents”) . The decision of each of the Purchasers to purchase the Purchased Shares pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce such Purchaser’s rights, including, without limitation, the rights arising out of this Agreement and any of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

(e)  Tax Treatment. The Parties intend that the Series A Senior Preferred Stock not constitute “preferred stock” within the meaning of Section 305 of the Internal Revenue Code of 1986, as amended (“Code”), and the Treasury regulations thereunder.

2.  CLOSING.

(a)  Closing. The completion of the purchase and sale of the Purchased Shares shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, at 9:00 a.m., local time, not later than five (5) Business Days following the date of the execution of this Agreement, or at such other time and place as the Company and Purchasers representing a majority of the Purchased Shares mutually agree upon (which time and place are referred to in this Agreement as the “Closing”). At the Closing, the Company shall, against delivery of full payment for the Purchased Shares by wire transfer of immediately available funds in accordance with the wire transfer instructions attached hereto as Exhibit C, authorize its transfer agent to either issue to each Purchaser via the Depository Trust Company’s DWAC system to the account of each Purchaser’s broker the number of Purchased Shares set forth opposite the appropriate Purchaser’s name on Schedule 1 hereto or issue to each Purchaser one or more stock certificates (the “Certificates”) registered in the name of each Purchaser (or in such nominee name(s) as designated by such Purchaser in the Stock Certificate Questionnaire attached hereto as Appendix I (the “Stock Certificate Questionnaire”)), representing the number of Purchased Shares set forth opposite the appropriate Purchaser’s name on Schedule 1 hereto, and bearing the legend set forth in Section 4(i) herein. Closing documents may be delivered by facsimile. The date of the Closing is referred to herein as the “Closing Date.”

(b)  For purposes of this Agreement, “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close, “Disclosure Letter” means the disclosure schedule delivered by the Company to the Purchasers on the date hereof and attached as Exhibit D and “SEC Reports” means Company’s schedules, forms, statements and other documents filed with the SEC prior to the date hereof.

3.  REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE COMPANY. The Company hereby represents and warrants to each Purchaser, as of the date hereof and as of the Closing Date, and agrees as follows:

(a)  Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to (i) own, lease, license, operate and occupy its assets and properties and to carry on its business as presently conducted and as proposed to be conducted and (ii) enter into this Agreement and the other Transaction Documents (as defined below), and to consummate the transactions and perform the obligations contemplated hereby and thereby. The Company is duly qualified or authorized, as the case may be, to do business and is in good standing in every jurisdiction in which its ownership or leasing of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect As used in this Agreement, “Material Adverse Effect” means a material adverse effect on the business, properties, prospects, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries (as defined in Section 3(c) below) taken as a whole or a material impairment of the enforceability of, or the ability to perform or consummate the transactions contemplated by, this Agreement or the other Transaction Documents.

(b)  Capitalization. The capitalization of the Company as of the date hereof and as of the Closing Date is as follows:

(i)  The authorized capital stock of the Company consists of (A) four hundred million (400,000,000) shares of Common Stock, of which 84,470,085 are issued and outstanding as of the date hereof and (except as may have been issued pursuant to the exercise of options and warrants existing as of the date hereof) as of the Closing Date, 4,110,382 are reserved for issuance upon the exercise of warrants issued pursuant to that certain Warrant Agreement, dated July 17, 2006, among the Company and the holders listed on Schedule I thereto, and as of the Closing Date 32,126,697 will be reserved for issuance as Conversion Shares and (B) twenty-five million (25,000,000) shares of preferred stock (“Preferred Stock”), of which as of the Closing Date 355,000 shares will be designated as Series A Senior Convertible Preferred Stock, par value $0.001 per share, of which as of the date hereof none are issued and outstanding and on the Closing Date 355,000 will be issued and outstanding. All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, and nonassessable, and were not issued in violation of any preemptive rights or any federal or state securities laws.

(ii)  Except as set forth in the SEC Reports and except as contemplated by this Agreement, there are (A) no authorized or outstanding securities, rights (preemptive or other), subscriptions, calls, commitments, warrants, options, or other agreements that give any Person the right to purchase, subscribe for, or otherwise receive or be issued capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company, (B) no outstanding debt or equity securities of the Company that upon the conversion, exchange, or exercise thereof would require the issuance, sale, or transfer by the Company of any new or additional capital stock of the Company (or any other securities of the Company which, whether after notice, lapse of time, or payment of monies, are or would be convertible into or exchangeable or exercisable for capital stock of the Company), (C) no agreements or commitments obligating the Company to repurchase, redeem, or otherwise acquire capital stock or other securities of the Company or its Subsidiaries, and (D) no outstanding or authorized stock appreciation rights, phantom stock, stock rights, or other equity-based interests in respect of the Company. The Company has not issued any voting indebtedness.

(iii)  For purposes of this Agreement, “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

(c)  Subsidiaries. Except as set forth in Section (c) of the Disclosure Letter, the Company does not have any subsidiaries (the entities listed in Section (c) of the Disclosure Letter as the Company’s subsidiaries are referred to herein, collectively, as the “Subsidiaries” and individually as a “Subsidiary”), and, except as set forth in Section 3(c) of the Disclosure Letter, the Company does not own any share capital or obligations of, or any other interest (including any equity or partnership interest) in, any Person. Each of the Subsidiaries is duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation or organization. Each of the Subsidiaries has full power and authority to own, lease, license, operate and occupy its assets and properties and to conduct its business as presently conducted or proposed to be conducted and is registered or qualified to do business and in good standing in every jurisdiction in which its ownership or leasing of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. There are no outstanding or authorized options, warrants, purchase rights, conversion rights, exchange rights, or other contracts or commitments that could require any of such Subsidiaries to repurchase, redeem, sell, transfer, or otherwise dispose of any ownership interests in such Subsidiary.

(d)  Due Authorization. All corporate actions on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery of and performance of all obligations of the Company under this Agreement and the other Transaction Documents, and the authorization, issuance, reservation for issuance and delivery of all of the Purchased Shares being sold under this Agreement and the Conversion Shares have been taken; no further consent or authorization of the Company, the Board or its stockholders is required (including with respect to NASD Rule 4350(i)(1)(D)), and this Agreement and the other Transaction Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except (i) as may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally or (2) the effect of rules of law governing the availability of equitable principles of general application, or (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

(e)  Valid Issuance of Purchased Shares. The Purchased Shares will be, upon payment therefor by the Purchasers in accordance with this Agreement, and the Conversion Shares will be, if and when issued in accordance with the terms of the Purchased Shares, duly authorized, validly issued, fully paid and non-assessable, free from all liens, claims and encumbrances, as the case may be, and will not be subject to any pre-emptive rights or similar rights which shall not have been duly waived at the time of, and with respect to, the issuance of the Purchased Shares and the Conversion Shares. No co-sale right, right of first refusal, pre-emptive right or other similar rights exist with respect to the Purchased Shares and the Conversion Shares or the issuance and sale thereof.

(f)  Compliance with Securities Laws. Subject to the accuracy of the representations made by the Purchasers in Section 4 hereof, the offer and issuance of the Purchased Shares and the Conversion Shares is exempt from the registration and prospectus delivery requirements of the Securities Act. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising, including but not limited to, advertisement, articles notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, in connection with the offer and sale of the Purchased Shares and the Conversion Shares.

(g)  No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause the offering of the Purchased Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Nasdaq (as defined below). None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Purchased Shares or the Conversion Shares under the Securities Act or cause the offering of the Purchased Shares to be integrated with other offerings.

(h)  Rule 144A. The Series A Senior Preferred Stock satisfies the requirements set forth in Rule l44A(d)(3) under the Securities Act.

(i)  Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any federal, state or local governmental authority or self regulatory agency on the part of the Company or any Subsidiary thereof is required in connection with the issuance of the Purchased Shares or the Conversion Shares to the Purchasers or their assignees permitted under Section 4(j), or the consummation of the other transactions contemplated by the Transaction Documents, except (i) such filings as have been made prior to the date hereof, (ii) the filings under applicable securities laws required to comply with the Company’s registration obligations under Section 5 of this Agreement and under the Registration Rights Agreement, (iii) the filing of a notification form with The Nasdaq Stock Market within five days after the Closing Date and (iv) such additional post-Closing filings as may be required to comply with applicable state and federal securities laws and the listing requirements of the Nasdaq Global Market (“Nasdaq”).

(j)  Non-Contravention. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including issuance of the Purchased Shares and the Conversion Shares), do not (i) contravene, conflict with or result in a violation of the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) or other organizational documents of the Company or any Subsidiary; (ii) constitute or result in a violation of any provision of any federal, state, local or foreign law, rule, regulation, order or decree applicable to the Company or any Subsidiary; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any material benefit to which the Company or any Subsidiary is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any asset of the Company or any Subsidiary under, any material contract (including any Spectrum Lease (as defined in clause (l) below)) to which the Company or any Subsidiary is a party or any FCC License (as defined in clause (n) below) or other material permit, license or similar right relating to the Company or any Subsidiary or by which the Company or any Subsidiary may be bound or affected, except, in the cases of clause (ii) and (iii), for such breaches, defaults or violations that would not have a Material Adverse Effect.

(k)  Litigation. Except as disclosed in the SEC Reports, there is no action, suit, proceeding, claim, arbitration or investigation (“Action”) pending or, to the Company’s actual knowledge, threatened: (i) against the Company, any Subsidiary thereof, their activities, properties or assets, or any officer, director or employee of the Company or any Subsidiary thereof in connection with such officer’s, director’s or employee’s relationship with, or actions taken on behalf of, the Company or any Subsidiary thereof, which, either singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) that seeks to prevent, enjoin, alter, challenge or delay the consummation of the transactions contemplated by this Agreement (including the issuance of the Purchased Shares and the Conversion Shares). The Company is not a party to nor subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that could prevent, enjoin, alter, challenge or delay the consummation of the transactions contemplated by this Agreement. The U.S. Securities and Exchange Commission (the “SEC”) has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act.

(l)  Compliance with Law, Charter Documents and Contracts. Neither the Company nor any of its Subsidiaries is in violation or default of any provisions of its Certificate of Incorporation, Bylaws, or other applicable charter documents. The Company and each of its Subsidiaries are in compliance with all applicable statutes, laws, rules, regulations and orders of the United States of America and all states thereof, foreign countries and other governmental bodies and agencies having jurisdiction over the Company’s or its Subsidiaries’ business or properties, except for such non-compliance as, either singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default (i) in any material respect in the payment or performance of any bond, debenture, note or any other evidence of indebtedness in excess of $7,500,000 or (ii) in the payment or performance of any other agreement or instrument, including, without limitation, any Spectrum Lease, to which the Company is a party or by which the Company is bound, except (in the case of this clause (ii) only) for such defaults as could not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)  SEC Documents.

(i)  Reports. The Company has filed all SEC Reports required to be filed by it with the SEC pursuant to the Securities Act and the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder on a timely basis or has timely filed a valid extension of such time of filing and has filed any such report prior to the expiration of any such extension. Except as set forth in Section (m) of the Disclosure Letter, each of the SEC Reports, as of the respective dates thereof (or, if amended or superseded by a filing or submission, as the case may be, prior to the Closing Date, then on the date of such filing or submission, as the case may be), as of the date hereof and as of the Closing Date, (i) do not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (ii) comply in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Report.

(ii)  Sarbanes-Oxley. Except as set forth in Section (m) of the Disclosure Letter, the Company is in compliance in all material respects with any applicable requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, as amended, that are currently in effect.

(iii)  Financial Statements. Except as set forth in Section (m) of the Disclosure Letter, the consolidated financial statements of the Company included in the SEC Reports (i) comply in all material respects with the rules and regulations of the SEC with respect thereto as were in effect at the time of filing and (ii) present fairly, in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), consistently applied, the financial position of the Company and its Subsidiaries as of the dates indicated therein, and the results of its operations and cash flows for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal, immaterial, year-end audit adjustments

(n)  Intellectual Property. Except as set forth in Section 3(n) of the Disclosure Letter, the Company and its Subsidiaries own or have valid, binding and enforceable licenses or other rights to use, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects and other like charges, all patents, patent rights, inventions, designs, processes, trade secrets, know-how, trademarks, service marks, trade names, licenses or copyrights (collectively, “Intellectual Property”), which are necessary to conduct the businesses of the Company and its Subsidiaries as currently conducted, except where the failure to own or possess such rights could not reasonably be expected, either singly or in the aggregate, to have a Material Adverse Effect. Except as set forth in Section 3(n) of the Disclosure Letter, the Company has not received any written notice of, and has no actual knowledge of (i) any infringement of or conflict with asserted rights of others with respect to any Intellectual Property which, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect, or (ii) that any Person is infringing upon or misappropriating, or has infringed upon or misappropriated any Intellectual Property owned or licensed by the Company or any Subsidiary, which infringement or misappropriation could reasonably be expected to have a Material Adverse Effect.

(o)  Spectrum Leases; Material Contracts. Subsidiaries of the Company are the sole owners and holders of all of the leasehold or license interests granted by each lease, license, agreement or other arrangement to which the Company or any Subsidiary thereof is now or may hereafter become a party pursuant to which the Company or any Subsidiary thereof leases, licenses or otherwise acquires or obtains any rights, whether exclusive or non-exclusive, with respect to radio frequency specified in any license granted by the Federal Communications Commission (the “FCC”), in each case, as amended, restated, supplemented or otherwise modified from time to time (each, a “Spectrum Lease”). Except as would not have a Material Adverse Effect, (i) each Spectrum Lease is, and on the Closing Date will be, in full force and effect, constituting valid and binding obligations of the parties thereto and enforceable in accordance with their respective terms and (ii) neither the Company nor any Subsidiary thereof has received any notice that any party to any Spectrum Lease intends to cancel or terminate any such Spectrum Lease or written notice alleging a material default thereunder (other than letters of default that have been rescinded or with respect to defaults that have been cured or waived).

(p)  Title. Except as would not have a Material Adverse Effect, the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except as set forth in Section (o) of the Disclosure Letter and except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Except as would not have a Material Adverse Effect, any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(q)  No Material Adverse Change; Absence of Undisclosed Liabilities. Except as set forth in Section 3(m) of the Disclosure Letter, since the date (the “Financial Statement Date”) of the most recent financial statements included in the SEC Reports, no event or change has occurred that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth in the financial statements referred to in Section 3(m) above, since the Financial Statement Date, neither the Company nor any of its Subsidiaries has incurred any obligations or liabilities that would be required to be reflected on a balance sheet or the notes prepared thereto in accordance with U.S. GAAP consistently applied, other than (i) obligations or liabilities incurred in the ordinary course of business, (ii) obligations and liabilities incurred in connection with transactions contemplated hereby and (iii) obligations and liabilities that could not, either singly or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.

(r)  Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of the Company’s direct and indirect Subsidiaries that are owned by the Company or one of its Subsidiaries.

(s)  Spectrum Licenses.

(i)  For purposes of this Agreement “FCC License” means any paging, mobile telephone, specialized mobile radio, microwave, personal communications services or other license, permit, consent, certificate of compliance, franchise, approval, waiver or authorization granted or issued by the FCC, including authorizing or permitting the acquisition, construction or operation of any system to provide telecommunications services, including, without limitation, specialized mobile radio system, radio paging system, mobile telephone system, cellular radio telecommunications system, conventional mobile telephone system, personal communications system, EBS/ITFS-based system or BRS/MDS/MMDS-based system, data transmission system or any other paging, mobile telephone, radio, microwave, communications, broadband or data transmission system; and “Foreign License” means any paging, mobile telephone, specialized mobile radio, microwave, personal communications services or other license, permit, consent, certificate of compliance, franchise, approval, waiver or authorization granted or issued by any governmental authority other than the FCC.

(ii)  (1) Each of the material FCC Licenses and Foreign Licenses of the Company or any Subsidiary is valid, binding, in full force and effect, and enforceable by the Company or any Subsidiary party thereto in accordance with its terms; (2) the Company or any Subsidiary which is the holder of each such material FCC License or Foreign License has performed all accrued obligations thereunder in all material respects and has not received written notice of intention to terminate any such FCC License or Foreign License or written notice alleging a material default (other than letters of default that have been rescinded or with respect to defaults that have been cured or waived); (3) no event caused by, relating to or affecting the Company or any Subsidiary which is the holder of a material FCC License or Foreign License has occurred which (with or without the giving of notice or lapse of time, or both) would constitute a material default or material breach by the Company or any Subsidiary party of the terms of such FCC License or Foreign License, the Communications Act of 1934 (as amended, the “Communications Act”) or the FCC rules, regulations, written policies, orders and decisions of the FCC adopted under the Communications Act, in each case as from time to time in effect (the “FCC Rules”), and (4) to the knowledge of the Company, no holder of any license granted by the FCC to a Person who is the lessor to the Company or its Subsidiaries under a Spectrum Lease or, in the case of a sublease, to the Person who is the lessor to the applicable sublessor to the Company or its Subsidiaries (an “Underlying License”), is in breach or default in any material respect thereunder. Neither the Company nor any Subsidiary has entered into any agreement, written or oral, or made any commitment to enter into any such agreement, pursuant to which the Company would accept any interference other than such interference contemplated by the applicable material FCC Licenses or Foreign License, Underlying Licenses and rules and regulations of the FCC or applicable governmental authority, or to permit any additional signals in the geographic area covered by such FCC Licenses, Foreign License or Underlying Licenses and, to the Company’s knowledge, there is not any such interference or additional signal.

(iii)  Neither the Company nor any of its Subsidiaries is a party to or has knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings which could in any manner threaten or adversely affect the validity or continued effectiveness of the FCC Licenses or Foreign License of any such Person or give rise to any order of forfeiture or could otherwise reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has notice of any fact that may reasonably be expected to result in the failure of any material FCC License or Foreign License of the Company or any Subsidiary to be renewed in the ordinary course. The Company and each Subsidiary have filed in a timely matter all material reports, applications, documents, instruments and information required to be filed by it pursuant to the FCC Rules. No licenses, authorizations, permits or other rights other than the FCC Licenses are required under the Communications Act or the FCC Rules to operate the business of the Company in substantially the manner it is being operated as of the date hereof and as of the Closing Date.

(t)  Title to Property and Assets. Except as set forth in Section (o) of the Disclosure Letter, the properties and assets owned by the Company are so owned free and clear of all mortgages, deeds of trust, liens, charges, encumbrances and security interests except for (i) statutory liens for the payment of current taxes that are not yet delinquent and (ii) liens, encumbrances and security interests that arise in the ordinary course of business and do not in any material respect affect the business of the Company and its Subsidiaries as currently conducted. With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects.

(u)  Payment of Taxes.

(i)  All returns and reports or similar filing (including the attached schedules) of the Company and its Subsidiaries required to be filed by any of them with respect to material Taxes (“Tax Returns”) have been timely filed (or validly extended), all such filed Tax Returns are true, complete and accurate in all material respects and all material Taxes imposed upon the Company or its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been timely paid other than those which are being contested by the Company or such Subsidiary in good faith and by appropriate proceedings and for which reserves or other appropriate provisions, if any, as may be required in conformity with U.S. GAAP shall have been made or provided therefor. There is no audit or assessment of a material Tax proposed or determined in writing against the Company or any of its Subsidiaries as of the date of this representation other than those which are being contested by the Company or such Subsidiary in good faith and by appropriate proceedings and for which reserves or other appropriate provisions, if any, as may be required in conformity with U.S. GAAP shall have been made therefor.

(ii)  Neither the Company nor any of its Subsidiaries or any predecessor has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, or has made any request in writing for any such extension or waiver. None of the Company or any Subsidiary has been informed by any jurisdiction that the jurisdiction believes that the Company or any Subsidiary was required to file any Tax Return or pay any tax that was not filed or was not paid. The Company and its Subsidiaries have no knowledge of any material tax deficiency that has been or might be asserted or threatened against any of them. The Company and each of the Subsidiaries have withheld and paid all Taxes other than immaterial amounts of Taxes required to be withheld and paid in connection with amounts paid and owing to any employee, independent contractor, creditor, stockholder or other third party (whether domestic or foreign). There are no liens for Taxes upon any property or asset of the Company or its Subsidiaries, except for (a) liens for Taxes not yet delinquent or (b) liens for Taxes contested in good faith and reserved against in accordance with U.S. GAAP and reflected in the Company’s audited financial statements.

(iii)  Except as set forth in Section (u) of the Disclosure Letter, (A) except for the affiliated group of which the Company is, or a wholly-owned Subsidiary was, the common parent, the Company and its Subsidiaries are not and have never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code (or any similar provision of state, local or foreign Law) or any group that has filed a combined, consolidated or unitary Tax Return; (B) neither the Company nor any of its Subsidiaries has liability for the Taxes of any Person other than the Company and its Subsidiaries (I) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), (II) as a transferee or successor, (III) by contract, or (IV) otherwise; and (C) neither the Company nor any of its Subsidiaries is a party to any Tax sharing agreement, Tax indemnity agreement or Tax allocation agreement, or has assumed the Tax liability of any other Person under contract, in each case, that is currently in effect.

(iv)  Neither the Company nor any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date hereof that was purported or intended to be governed by Section 355 of the Code. Neither the Company nor any of its Subsidiaries has entered into any “reportable transaction” as such term is defined in Treasury Regulation Section 1.6011-4(b)(1) or any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2), or any other transaction requiring disclosure under analogous provisions of state, local or foreign law. There are no adjustments under Section 481 of the Code (or any similar adjustments under any provision of the Code or the corresponding foreign, state or local Laws) that are required to be taken into account by the Company or any of its Subsidiaries in any period ending after the Closing Date by reason of a change in method of accounting in any taxable period ending on or before the Closing Date.

(v)  As used in this Agreement, “Taxes” means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental entity, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added.

(vi)  The Company is not a U.S. real property holding corporation with in the meaning of Section 897 of the Code.

(v)  Labor Relations.

(i)  Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the Securities Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary. No executive officer of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii)  The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w)  Internal Accounting Controls. The Company has established disclosure controls and procedures (as defined in Exchange Act rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within the Company. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date within 90 days prior to the filing date of the Form 10-Q for the Company’s most recently ended fiscal quarter (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 10-K or Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Except as set forth in Section (w) of the Disclosure Letter, since the Evaluation Date, there have been no material changes in the Company’s disclosure controls and procedures. The Company is not currently required to comply with the requirements of Section 404 of the Sarbanes Oxley Act of 2002 relating to internal controls over financial reporting.

(x)  Transactions With Officers and Directors. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary, and, to the actual knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors or as a Purchaser under this Agreement), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or form, or otherwise requiring payments to or from any officer, director or such employee or, to the actual knowledge of the Company, any entity in which any officer, director, or any employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than (i) for payment of salary or consulting fees (on arm’s length terms) for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or a Subsidiary and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(y)  Certain Registration Matters. The Company will meet the eligibility requirements for use of a Form S-3 Registration Statement for the resale of the Purchased Shares and the Conversion Shares on June 30, 2007. Assuming the completion and timely delivery of the Notice and Questionnaire attached to the Registration Rights Agreement and the Suitability Questionnaire (attached hereto as Appendix II) (the “Suitability Questionnaire”) by each Purchaser to the Company, the Company is not aware of any facts or circumstances that would prohibit or delay the preparation and filing of a registration statement with respect to the Registrable Securities (as defined in the Registration Rights Agreement) by July 31, 2007.

(z)  Nasdaq Listing Matters. The shares of Common Stock are registered pursuant to Section 12(g) of the Exchange Act and are listed on the Nasdaq under the ticker symbol “WAVE.” The Company has not received any notice that it is not currently in compliance with the listing or maintenance requirements of the Nasdaq. The issuance and sale of the Purchased Shares under this Agreement do not contravene the rules and regulations of Nasdaq. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from Nasdaq.

(aa)  Investment Company. Neither the Company nor any of its Subsidiaries is, or, immediately after receipt of payment for the Purchased Shares and consummation of the contemplated transactions, will be an “investment company” within the meaning of such term under the Investment Company Act of 1940 (as amended) and the rules and regulations of the SEC thereunder.

(bb)  Application of Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) that would become applicable to the Purchasers as a result of the issuance of the Purchased Shares or the Conversion Shares.

(cc)  Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as is customary in the business in which the Company and its Subsidiaries are engaged and which management of the Company believes to be prudent. All material insurance policies are in full force and effect and all premiums due thereon have been paid. Neither the Company nor any Subsidiary has been refused any insurance coverage that is material to the business of the Company and that has been sought or applied for.

(dd)  Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(ee)  Money Laundering. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ff)  OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(gg)  Acknowledgement. The Company acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Purchaser's purchase of the Purchased Shares. The Company further represents to each Purchaser that the Company's decision to enter into the Transaction Documents has been based solely on an independent evaluation by the Company and its representatives.

(hh)  Disclosure. All disclosure provided to the Purchasers regarding the Company and its Subsidiaries, their business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.  REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE PURCHASERS. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, as of the date hereof and as of the Closing Date, and agrees as follows:

(a)  Organization, Good Standing and Qualification. Such Purchaser has all corporate, limited liability company, partnership, trust or individual power and authority required to enter into this Agreement and the other agreements, instruments and documents contemplated hereby and consummate the transactions contemplated hereby and thereby.

(b)  Due Authorization. The execution, delivery and performance of all obligations of such Purchaser under this Agreement and the Registration Rights Agreement have been duly authorized by all necessary corporate, limited liability company, partnership, trust or individual, as the case may be, action on the part of such Purchaser. This Agreement and the Registration Rights Agreement constitute such Purchaser’s legal, valid and binding obligation, enforceable against such Purchaser in accordance with its terms, except (i) as may be limited by (1) applicable bankruptcy, insolvency, reorganization moratorium, liquidation, conservatorship, receivership or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (2) the effect of rules of law governing the availability of equitable principles of general application or (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

(c)  No Conflicts. There is no provision of (i) the organizational documents of such Purchaser; (ii) any provision of any federal, state, local or foreign law, rule, regulation, order or decree applicable to such Purchaser or (iii) any order, writ, injunction, judgment or decree of any court or government agency or instrumentality applicable to Purchaser, that could, in any case, prevent, enjoin, alter, challenge or delay the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement.

(d)  Purchase for Own Account. The Purchased Shares are being acquired for investment for such Purchaser’s own account, not as a nominee or agent, in the ordinary course of business, and not with a view to the distribution thereof. Such Purchaser (if not an individual) also represents that it has not been formed for the specific purpose of acquiring the Purchased Shares. Such Purchaser does not have any agreement or understanding, whether or not legally binding, direct or indirect, with any other Person, to sell or otherwise distribute the Purchased Shares. Notwithstanding the foregoing, the parties hereto acknowledge (i) that such Purchaser does not agree to hold any of the Purchased Shares for any minimum or other specific term and (ii) such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such securities in compliance with applicable federal and state securities laws and as otherwise contemplated by this Agreement.

(e)  Investment Experience. Such Purchaser understands that the purchase of the Purchased Shares involves substantial risk. Such Purchaser has experience as an investor in securities of companies and acknowledges that such Purchaser is able to bear the economic risk of its investment in the Purchased Shares and has such knowledge and experience in financial or business matters to be capable of evaluating the merits and risks of this investment in the Purchased Shares and protecting such Purchaser’s own interests in connection with this investment.

(f)  Status of Purchaser. Such Purchaser is an “accredited investor,” as such term is defined in Regulation D of the Securities Act (“Regulation D”). Such Purchaser acknowledges that the Purchased Shares and the Conversion Shares were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(g)  Reliance Upon Purchaser’s Representations. Such Purchaser understands that the issuance and sale of the Purchased Shares to it will not be registered under the Securities Act on the ground that such issuance and sale will be exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company’s reliance on such exemption is based on each Purchaser’s representations set forth herein and in the Suitability Questionnaire.

(h)  Receipt of Information. Such Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance and sale of the Purchased Shares and the business, properties, prospects and financial condition of the Company and to obtain any additional information requested and has received and considered all information such Purchaser deems relevant to make an informed decision to purchase the Purchased Shares. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel thereof shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of such information and the Company’s representations and warranties contained in this Agreement.

(i)  Restricted Securities. Such Purchaser understands that the Purchased Shares have not been, and will not upon issuance be, registered under the Securities Act and such Purchaser will not, except as contemplated below, sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Purchased Shares or Conversion Shares except (i) in the United States to a person who the Purchaser reasonably believes is a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A (respecting Purchased Shares), (ii) outside of the United States in an offshore transaction in accordance with Section 904 under the Securities Act, (iii) pursuant to an effective registration statement under the Securities Act, (iv) pursuant to Rule 144(k) under the Securities Act following the applicable holding period set forth therein, (v) if such Purchaser provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that a sale, assignment or transfer of the Purchased Shares or Conversion Shares may be made without registration under the Securities Act pursuant to Section 4 of the Securities Act and not involving any public offering and the transferee agrees to be bound by the terms and conditions of this Agreement or (vi) if such Purchaser provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the Purchased Shares or the Conversion Shares, as the case may be, can be sold pursuant to Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time (“Rule 144”) following the applicable holding period set forth therein. Notwithstanding anything to the contrary contained in this Agreement, such Purchaser may transfer (without restriction and without the need for an opinion of counsel) the Purchased Shares or the Conversion Shares, as the case may be, to its Affiliates provided that such transfer is exempt from the registration requirements of the Securities Act pursuant to Section 4 of the Securities Act and not involving any public offering and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any specified Purchaser means any other Person which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, such specified Purchaser. For purposes of this definition, “control” as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(j)  Legends. Such Purchaser agrees that the certificates representing the Purchased Shares and the Conversion Shares shall bear a legend in substantially the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY AND ANY SECURITY ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THERE FROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND ANY SECURITY ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE OF THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

The Company acknowledges and agrees that the Purchasers may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Purchased Shares and Conversion Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, the Purchasers may transfer pledged or secured Purchased Shares and Conversion Shares to the pledgees or secured parties without the prior consent of the Company.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Purchased Shares and the Conversion Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Purchased Shares or Conversion Shares are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Purchased Shares or the Conversion Shares, as applicable, may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Purchased Shares or the Conversion Shares, as applicable, can be sold, assigned or transferred pursuant to Rule 144(k).

In addition, such Purchaser agrees that the Company may place stop transfer orders with its transfer agent with respect to such certificates in order to implement the restrictions on transfer set forth in this Agreement. The Company will promptly take all necessary actions to promptly remove the appropriate portion of the legend and the stop transfer orders promptly upon delivery to the Company of such satisfactory evidence as reasonably may be required by the Company that such legend or stop orders are not required to ensure compliance with the Securities Act.

(k)  Questionnaires. Such Purchaser has completed or caused to be completed the Stock Certificate Questionnaire and the Suitability Questionnaire, and the answers to such questionnaires are true and correct as of the date thereof and as of the Closing Date.

(l)  Restrictions on Short Sales. Such Purchaser represents, warrants and covenants that neither such Purchaser nor any Affiliate of such Purchaser which (x) has knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Purchased Shares, or (z) is subject to such Purchaser’s review or input concerning such Affiliate’s investments or trading, has engaged or will engage, directly or indirectly, during the period beginning on the date on which UBS Securities LLC, financial advisors to the Company, first contacted such Purchaser regarding the transactions contemplated by this Agreement (and involving the Company) and ending on the public announcement of the transactions contemplated by this Agreement, in (i) any “short sales” (as such term is defined in Rule 200 promulgated under the Exchange Act) of the Purchased Shares and/or the Conversion Shares, including, without limitation, the maintaining of any short position with respect to, establishing or maintaining a “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act) with respect to, entering into any swap, derivative transaction or other arrangement (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) that transfers to another, in whole or in part, any economic consequences or ownership, or otherwise dispose of, any of the Purchased Shares by such Purchaser or (ii) any hedging transaction which establishes a net short position with respect to the Purchased Shares (clauses (i) and (ii) together, a “Short Sale”); except for (A) Short Sales by such Purchaser or an Affiliate of such Purchaser which was, prior to the date on which such Purchaser was first contacted regarding the transactions contemplated by this Agreement, a market maker for the Common Stock, provided that such Short Sales are in the ordinary course of business of such Purchaser or Affiliate of such Purchaser and are in compliance with the Securities Act, the rules and regulations of the Securities Act and such other securities laws as may be applicable, (B) Short Sales by such Purchaser or an Affiliate of such Purchaser which by virtue of the procedures of such Purchaser are made without knowledge of the transactions contemplated by this Agreement or (C) Short Sales by such Purchaser or an Affiliate of such Purchaser to the extent that such Purchaser or Affiliate of such Purchaser is acting in the capacity of a broker-dealer executing unsolicited third-party transactions.

(m)  Confidentiality. Such Purchaser agrees to use any information it receives in the course of and in connection with this transaction for the sole purpose of evaluating a possible investment in the Purchased Shares and such Purchaser hereby acknowledges that it is prohibited from reproducing or distributing any such information, this Agreement, or any other offering materials provided by the Company in connection with such Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents except to its advisors and representatives for the purpose of evaluating such investment. The foregoing agreements shall not apply to any information that (i) is or becomes publicly available through no fault of such Purchaser, (ii) was already known to such Purchaser prior to its disclosure by the Company to the Purchasers, (iii) is or becomes available to such Purchaser on a non-confidential basis from a source other than the Company (so long as such Purchaser is not aware such disclosure is in breach of a confidentiality obligation to the Company), (iv) is independently developed by such Purchaser’s personnel without access to or use of the confidential information received from the Company or (v) is legally required to be disclosed by such Purchaser under operation of law or judicial or other governmental order; provided, however, that if such Purchaser is requested or ordered to disclose any such information pursuant to any judicial or other governmental order or any other applicable legal procedure, it shall provide the Company with reasonably prompt notice of any such request or order to enable the Company to seek an appropriate protective order and shall provide the Company with reasonable assistance in obtaining such protective order at the Company’s sole expense.

(n)  Independence. Each Purchaser has relied on the representations of the Company herein, the SEC Reports, information provided by the Company, and its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries. No individual Purchaser (or Affiliate or representative of any Purchaser) is acting as a financial advisor or fiduciary to any other Purchaser, or shall have any duty or responsibility to any other Purchaser, either initially or on a continuing basis. Without limiting the foregoing, no individual Purchaser (or Affiliate or representative of any Purchaser) shall have any duty or responsibility to any other Purchaser to make any investigation on behalf of any Purchaser or to provide any Purchaser with any information with respect to the Company and its Subsidiaries, whether coming into its possession before the purchase of the Purchased Shares, or at any time thereafter, and no Purchaser (or Affiliate or representative of any Purchaser) shall have any responsibility with respect to the accuracy or completeness of any information provided to Purchasers. Each Purchaser severally but not jointly acknowledges and agrees that (i) the Purchasers, in such capacity, have no right to representation on the Board of Directors of the Company or any Subsidiary thereof, or to have an observer at meetings of any such Board, and that (ii) any Person affiliated or associated with an individual Purchaser who may serve as a member of the Board of Directors of the Company or any Subsidiary thereof is doing so in that Person’s individual capacity, not as a representative of any Purchaser, and, in such capacity, shall have no duty or responsibility to any Purchaser.

5.  COVENANTS.

(a)  Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 7 and 8 of this Agreement.

(b)  Form D Filing. The Company hereby agrees that it shall file in a timely manner a Form D relating to the sale of the Purchased Shares under this Agreement, pursuant to Regulation D.

(c)  Reporting Status. Until the date on which the Purchasers shall have sold all the Conversion Shares, and none of the Purchased Shares are outstanding (the “Reporting Period”), the Company shall use its best efforts to timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act (except to the extent that the Company has complied with its obligations under the Certificate of Designations in connection with (i) a reorganization of the Company or a merger or consolidation of the Company with or into another entity or (ii) an event that is a “deemed liquidation” pursuant to the Certificate of Designations) even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and the Company shall take all actions necessary to maintain its eligibility to register the Conversion Shares for resale by the Purchasers on Form S-3.

(d)  Financial Information. For so long as any Purchased Shares or Conversion Shares remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to the Purchasers and any holder of Purchased Shares or the Conversion Shares in connection with any sale thereof and any prospective purchaser of Securities and securities analysts, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act (or any successor thereto).

(e)  Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing of its Common Stock on the Nasdaq and as soon as reasonably practicable following the Closing (but not later than the effective date of the Registration Statement), to list all of the Conversion Shares on such trading market. The Company further agrees, if the Company applies to have the Conversion Shares traded on any other trading market, it will include in such application all of the Conversion Shares to be listed on such other trading market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on the Nasdaq and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Nasdaq.

(f)  Foreign Qualifications. The Company shall deliver to each Purchaser within ten days following the Closing Date certificates evidencing NextWave Broadband Inc., NW Spectrum Co., AWS Wireless Inc., PacketVideo Corporation and Go Networks Inc’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which such Subsidiaries conduct business and are required to so qualify.

(g)  PORTAL. The Company agrees that if requested by a Purchaser, it shall use its best efforts to designate the Purchased Shares as PORTAL eligible securities; provided that the terms of the PORTAL eligible securities shall be materially consistent with the terms set forth in Certificate of Designations. Each Purchaser hereby agrees to reasonably cooperate with the Company in designating the Purchased Shares as PORTAL eligible.

6.  ADVISORY FEE. The Purchasers acknowledge that the Company intends to pay to UBS Securities LLC, as financial advisor, a fee in respect of the sale of the Purchased Shares. Each of the parties to this Agreement hereby represents that no other broker or finder is entitled to compensation in connection with the sale of the Purchased Shares to the Purchasers by reason of any action by or agreement of such party. The Company shall indemnify and hold harmless the Purchasers from and against all fees, commissions or other payments owing by the Company to UBS Securities LLC or any other Person acting on behalf of the Company hereunder.

7.  CONDITIONS TO THE PURCHASERS’ OBLIGATIONS TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREIN. The obligation of each Purchaser to consummate the transactions contemplated herein is subject to the fulfillment or waiver by such Purchaser, on or before the Closing, of each of the following conditions:

(a)  Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects on and as of the date hereof (provided, however, that such qualification shall only apply to representations or warranties not otherwise qualified by materiality) and on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing.

(b)  Performance. The Company shall have performed and complied in all material respects with all of its agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

(c)  Compliance Certificate. The Company will have delivered to each of the Purchasers a certificate signed on its behalf by a duly authorized officer certifying that the conditions specified in Sections 7(a) and 7(b) hereof have been fulfilled.

(d)  Registration Rights Agreement. The Company shall have executed and delivered to the Purchasers the Registration Rights Agreement.

(e)  Securities Exemptions. The offer and sale of the Purchased Shares to each of the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

(f)  No Suspension of Trading or Listing of Common Stock. The Common Stock (i) shall be designated for quotation or listed on Nasdaq and (ii) shall not have been suspended from trading on Nasdaq (except for suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding the Company).

(g)  Secretary’s Certificate. The Company shall have delivered to the Purchasers a certificate of the Company executed by the Company’s Secretary (or other authorized officer), dated as of the Closing Date, attaching and certifying to the truth and correctness of (1) the certificate of incorporation of the Company (including, without limitation, the Certificate of Designations), (2) the by-laws of the Company, and (3) the resolutions adopted by the Board of Directors of the Company in connection with the transactions contemplated by this Agreement.

(h)  No Statute or Rule Challenging Transaction. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

(i)  Reservation of Common Stock The Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of facilitating the conversion of the Purchased Shares, that number of shares of Common Stock equal to the aggregate number of Conversion Shares issuable upon conversion of the Purchased Shares (after giving effect to the Purchased Shares to be issued on the Closing Date and assuming all such Purchased Shares were fully convertible on such date regardless of any limitation on the timing or amount of such conversions).

(j) Opinion of Counsel. Purchasers shall have received a favorable opinion of counsel to the Company covering the matters set forth in Exhibit E hereto and otherwise in form and substance satisfactory to Purchasers.

(k) Certificate of Designations. The Certificate of Designations in the form attached as Exhibit A shall have been filed on or prior to the Closing Date with the Secretary of State of the State of Delaware and shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended.

(l) Transfer Agent Instructions. The Company shall have delivered to such Purchaser a copy of the Irrevocable Transfer Agent Instructions, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.

(m) Certificates. The Company shall have delivered to such Purchaser (i) a certificate evidencing the formation and good standing of the Company issued the Secretary of State of the State of Delaware; and (ii) a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware, in each case as of a date within 10 days of the Closing Date.

8.  CONDITIONS TO THE COMPANY’S OBLIGATIONS TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREIN. The obligations of the Company to consummate the transactions contemplated herein are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

(a)  Representations and Warranties True. Each of the representations and warranties of the Purchasers contained in Section 4 shall be true and correct in all material respects on and as of the date hereof (provided, however, that such qualification shall only apply to representations and warranties not otherwise qualified by materiality) and on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing.

(b)  Performance. The Purchasers shall have performed and complied in all material respects with all of their agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

(c)  Registration Rights Agreement; Questionnaires. Each Purchaser shall have executed and delivered to the Company the Registration Rights Agreement, and the Suitability Questionnaire and the Stock Certificate Questionnaire.

(d)  Securities Exemptions. The offer and sale of the Purchased Shares to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

(e)  Payment of Purchase Price. The Purchasers shall have delivered to the Company by wire transfer of immediately available funds full payment of the purchase price for the Purchased Shares as specified in Section 1(b).

(f)  No Statute or Rule Challenging Transaction. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

9.  MISCELLANEOUS.

(a)  Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. The Company shall not assign this Agreement or any rights or obligations hereunder except by operation of law without the prior written consent of the Purchasers holding at least 75% of the total aggregate number of Purchased Shares then outstanding (including, for such purposes, any Conversion Shares into which any of the Purchased Shares have been converted but excluding any Conversion Shares then already sold to the public pursuant to Rule 144 or otherwise). Any Purchaser may assign its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Purchased Shares, provided that such transferee agrees in writing to be bound by the terms and provisions of this Agreement, and such transfer is in compliance with the terms and provisions of this Agreement and permitted by federal and state securities laws.

(b)  Governing Law; Enforcement of Judgment and Related Matters. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to conflicts of laws principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and Federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

(c)  Survival. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties of the Company and the Purchasers contained in this Agreement and the other Transaction Documents shall survive the execution and delivery of this Agreement and the other Transaction Documents and the Closing. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(d)  Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(e)  Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by reference.

(f)  Notices. Any notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered (i) personally by hand or by courier, (ii) mailed by United States first-class mail, postage prepaid or (iii) sent by facsimile directed (A) if to any Purchaser, at such Purchaser’s address or facsimile number set forth on Schedule 1 to this Agreement, or at such address or facsimile number as such Purchaser may designate by giving at least ten (10) days’ advance written notice to the Company or (b) if to the Company, to its address or facsimile number set forth below, or at such other address or facsimile number as the Company may designate by giving at least ten (10) days’ advance written notice to the Purchasers. All such notices and other communications shall be deemed given upon (i) receipt or refusal of receipt, if delivered personally, (ii) three days after being placed in the mail, if mailed, or (iii) confirmation of facsimile transfer, if faxed.

The address and facsimile number of the Company for the purpose of this Section 9(g) are as follows:

NextWave Wireless, Inc.
75 Holly Hill Drive, Suite 200
Greenwich, Connecticut 06830
Fax: (203) 742-2562
Attention: Frank Cassou, Esq.

with a copy to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Fax: (212) 310-8007
Attention: Marita A. Makinen, Esq.

The address and facsimile number of each Purchaser is set forth on Schedule 1.

with a copy (for informational purposes) to:

O’Melveny & Myers
Times Square Tower
7 Times Square
New York, NY 10036
Telephone: (212) 728-5868-
Facsimile: (212) 326-2061
Attention: David Johnson , Esq.

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone: (212) 756-2000
Facsimile: (212) 593-5955
Attention: Eleazer N. Klein, Esq.

(g)  Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the Company and the Purchasers holding at least a majority of the total aggregate number of Purchased Shares then outstanding (including, for such purposes, any Conversion Shares into which any of the Purchased Shares have been converted but excluding any Conversion Shares then already sold to the public pursuant to Rule 144 or otherwise). Any amendment effected in accordance with this Section 9(g) will be binding upon the Purchasers, the Company and their respective successors and assigns. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of Preferred Shares or Conversion Shares, as the case may be.

(h)  Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

(i)  Entire Agreement. This Agreement and the other Transaction Documents, together with all exhibits and schedules hereto and thereto constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof. The Company has not, directly or indirectly, made any agreements which does not include each Purchaser relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(j)  Further Assurances. From and after the date of this Agreement, upon the request of the Company or the Purchasers, the Company and the Purchasers will execute and deliver such instruments, documents or other writings, and take such other actions, as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

(k)  Meaning of “Include” and “Including”. Whenever in this Agreement the word “include” or “including” is used, it shall be deemed to mean “include, without limitation” or “including, without limitation,” as the case may be, and the language following “include” or “including” shall not be deemed to set forth an exhaustive list.

(l)  Fees, Costs and Expenses. The Company will reimburse the Purchasers for their reasonable out of pocket costs and expenses of obtaining independent legal advice relating to the negotiation of the Transaction Documents; provided that the maximum payment under this Section 9(l) shall be $300,000 in the aggregate. Except as set forth above, all fees, costs and expenses (including attorneys’ fees and expenses) incurred by any party hereto in connection with the preparation, negotiation and execution of this Agreement and the exhibits and schedules hereto and the consummation of the transactions contemplated hereby and thereby (including the costs associated with any filings with, or compliance with any of the requirements of any governmental authorities), shall be the sole and exclusive responsibility of such party.

(m)  Exchange Act Reporting and Publicity. The Company will describe the terms of the transactions contemplated by this Agreement and attach this Agreement on its Annual Report on Form 10-K or, if required, a Current Report on Form 8-K (the “Exchange Act Submission” including all attachments). Neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated by this Agreement; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to issue any press release or make any other public disclosure (including a press release (concerning the offering of the Purchased Shares) pursuant to Rule 135c under the Securities Act) with respect to such transactions (i) in substantial conformity with the Exchange Act Submission and (ii) as is required by applicable law, regulations, and Nasdaq rules.

(n)  Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

(o)  Replacement of Shares. If any certificate or instrument evidencing any Purchased Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefore, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Purchased Shares.

(p)  Indemnification.

(i)  Subject to Section 9(p)(iv) and (v), the Company shall indemnify and hold harmless each Purchaser and each permitted transferee of any Purchased Shares or Conversion Shares (other than Purchased Shares or Conversion Shares sold to the public pursuant to Rule 144A, pursuant to an effective registration statement or otherwise) and each of the respective stockholders, partners, members, officers, directors, employees and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) of such Purchaser or transferee and each Person, if any, who controls such Purchaser or transferee within the meaning of the Securities Act from and against any cost, damage, disbursement, fee, expense, liability, loss, deficiency, penalty, judgment, fine or settlement of any kind or nature, including reasonable legal, accounting and other professional fees and expenses, that are actually imposed on or otherwise actually incurred, suffered or sustained by such Person (individually, a “Loss” and, collectively, “Losses”) as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Purchased Shares or the Conversion Shares, or (iii) the status of such Purchaser or holder of the Purchased Shares or the Conversion Shares as an investor in the Company.

(ii)  Promptly after receipt by an indemnified party under subsection (i) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the Company pursuant to the indemnification provisions of this Section 9(p), notify the Company in writing of the commencement of such action; but the omission so to notify the Company shall not relieve it from any liability which it may have to any indemnified party otherwise than under the indemnification provisions of this Section 9(p) to the extent the Company is not materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the Company), and, after notice from the Company to such indemnified party of its election so to assume the defense thereof, the Company shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation provided, however, that such indemnified party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such indemnified party to be paid by the Company, if, in the reasonable opinion of such indemnified party the representation by such counsel of such indemnified party and the Company would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any indemnification claim. The Company shall not, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (1) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. The indemnification required by this Section 9(p) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Losses are incurred.

(iii)  Notwithstanding anything to the contrary elsewhere in this Agreement, the Company shall not, in any event, be liable to any Person for any consequential, special or punitive damages of such Person pursuant to this Section 9(p).

(iv)  This obligations of the Company under this Section 9(p) shall be in addition to any liability or obligation the Company shall otherwise have hereunder or under applicable law.

[Remainder of page intentionally left blank.]

* * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

NEXTWAVE WIRELESS INC.

By:	/s/
Name:
Title:

[PURCHASER SIGNATURE PAGES TO FOLLOW]

SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

DATED AS OF MARCH 28, 2007

BY AND AMONG

NEXTWAVE WIRELESS INC.

AND EACH PURCHASER NAMED THEREIN

The undersigned hereby executes and delivers to NextWave Wireless Inc. the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature sage, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Number of Purchased Shares:

Purchase Price: $

Purchaser:

Signature:

Name:

Title:

Address:

Telephone:

Facsimile:

E-mail:

Tax ID Number:

Schedule 1

Information about the Purchasers

Name, Address, Facsimile Number	Number of Purchased Shares	Purchase Price
Avenue International, Ltd.	48,739	48,739,000

Avenue Investments, L.P.	20,828	20,828,000

Avenue Special Situations Fund IV, L.P.	13,726	13,726,000

Avenue CDP Global Opportunities Fund, L.P.	15,241	15,241,000

GPC 73, LLC	1,466	1,466,000

D.E. Shaw Laminar Portfolios, L.L.C.	15,000	15,000,000

D.E. Shaw Valence Portfolios, L.L.C.	15,000	15,000,000

Highbridge International LLC	15,500	15,500,000

Investcorp Interlachen Multi-Strategy Master Fund Limited	7,500	7,500,000

Kings Road Investments Ltd.	25,000	25,000,000

Navation, Inc.	50,000	50,000,000

Manchester Financial, L.P.	50,000	50,000,000

Saints Anthony & Francis, LLC	2,000	2,000,000

Stanfield Offshore Leveraged Assets, Ltd.	25,000	25,000,000

York Capital Management, L.P.	3,600	3,600,000

York Investment Limited	11,800	11,800,000

York Credit Opportunities Fund, L.P.	11,000	11,000,000

York Select, L.P.	4,000	4,000,000

York Select Unit Trust	4,600	4,600,000

York Global Value Partners, L.P.	5,000	5,00,000

York Enhanced Strategies Fund, LLC	10,000	10,000,000

APPENDIX I

STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 4(m) of the Agreement, please provide us with the following information:

1.  The exact name that your Purchased Shares are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:

_________________________________________________________________

2.  The relationship between the Purchaser of the Purchased Shares and the Registered Holder listed in response to Item 1 above:

_________________________________________________________________

3.  The mailing address of the Registered Holder listed in response to Item 1 above:

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

4.  The Social Security Number or Tax Identification Number of the Registered Holder listed in response to Item 1 above:

_________________________________________________________________

Appendix II

SUITABILITY QUESTIONNAIRE

All capitalized terms not defined in this Appendix II shall have the meanings assigned to them in the Securities Purchase Agreement, dated as of March 28, 2007 (the “Agreement”), by and among NextWave Wireless Inc., a Delaware corporation (the “Company”) and each of the purchasers listed on Schedule 1 to the Agreement.

5.  STATUS AS AN ACCREDITED INVESTOR

Please confirm that you are, or your organization is, an “accredited investor” as defined under the Securities Act of 1933, as amended (the “Act”), by checking all applicable boxes to indicate the exemption qualifying you as an accredited investor, as provided in Rule 501(a) under the Securities Act of 1933, as amended.

☐ a corporation, organization described in Section 501(c)(3) of the Internal Revenue Code, a Massachusetts or similar business trust or a partnership, in each case, not formed for the purpose of this investment, with total assets in excess of $5,000,000;

☐ a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐ a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

☐ an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

☐ a bank as defined in Section 3(a)(2) or a savings and loan association or other institution defined in Section 3(a)(5)(A) of the Act acting in either an individual or fiduciary capacity;

☐ an insurance company as defined in Section 2(13) of the Act;

☐ an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 whose investment decision is made by a fiduciary which is either a bank, savings and loan association, insurance company, or registered investment advisor, or whose total assets exceed $5,000,000, or, if a self-directed plan, a plan whose investment decisions are made solely by persons who are accredited investors;

☐ a director, executive officer or general partner of the issuer of the securities being offered or sold;

☐ a natural person whose individual net worth, or joint net worth with your spouse, at the time of purchase exceeds $1,000,000;

☐ a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with your spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐ a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Act;

☐ an entity in which all the equity owners are accredited investors; or

☐ other - Please describe:

_________________________________________________

6.  RESIDENCE INFORMATION

Please indicate the jurisdiction in which the your reside or your organization is chartered and the jurisdiction in which it maintains its principal offices: ____________________________________________________________________________________________________________________________________________________________

7.  INVESTMENT REPRESENTATION

Are you purchasing the securities offered for your own account and for investment purposes only?

Yes ☐  No ☐

If no, please state for whom you are investing and/or the reason for investing.

____________________________________________________________

____________________________________________________________

____________________________________________________________

8.  SIGNATURE

The above information is true and correct in all material respects and the undersigned recognizes that the Company and its counsel are relying on the truth and accuracy of such information in reliance on the exemption contained in Subsection 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. The undersigned agrees to notify the Company promptly of any changes in the foregoing information which may occur prior to the investment.

Executed at _________________________,_____________________on ___________ , 2007.

Name of Entity:___________________________________________________________

By: __________________________________

(Signature)

_____________________________________

(Name and title of signatory)

IF THE INVESTMENT WILL BE MADE BY MORE THAN ONE ENTITY, WHETHER OR
NOT AFFILIATED, PLEASE COMPLETE A COPY OF THIS QUESTIONNAIRE FOR
EACH ENTITY.

EXHIBIT A

Certificate of Designation

EXHIBIT B

Registration Rights Agreement

EXHIBIT C

Wire Instructions

JPMorgan Chase Bank

New York, NY 10005

Accnt No. 304-234427
ABA No. 021000021
Account Name: NextWave Wireless LLC

EXHIBIT D

Disclosure Letter

EXHIBIT E

Legal Opinion

1. The Company is a corporation validly existing and in good standing under the laws of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its assets and conduct its business as now conducted.

2 The authorized capital stock of the Company consists of […………….]. […………] shares of Common Stock have been duly and validly reserved for issuance as Conversion Shares. The outstanding shares of the Common Stock have been duly authorized, are validly issued, fully paid and nonassessable.

3. The Certificate of Designation has been duly filed in Delaware.

4. The Purchased Shares and Conversion Shares have been duly authorized, and when issued in accordance with the terms of the SPA and, in the case of the Conversion Shares, the Certificate of Designations, will be validly issued, fully paid, nonassessable and free of preemptive rights pursuant to law or the Company’s Articles of Incorporation or by-laws;

5. The Company has the power and authority to execute and deliver, and perform its obligations under, each Transaction Document. The execution, delivery and performance of each Transaction Document have been duly authorized by all corporate action on the part of the Company.

6. Each Transaction Document has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, subject to customary exceptions.

7 The execution, delivery and performance of the Transaction Documents will not violate or conflict with the charter documents of the Company; applicable New York or Delaware law; any material agreements listed on Schedule __ hereto; or any order, judgment etc binding on the Company.

8. No Consents, approvals or filings are required under New York or applicable Delaware law in connection with the execution, delivery and performance of any Transaction Document.

9. Immediately after giving effect to the issuance of the Preferred Shares, the Company is not an Investment Company.

10. It is not necessary in connection with the offer, sale and delivery of the Preferred Shares to register the Preferred Shares under the Securities Act of 1933.

11. To our knowledge, there is no litigation, proceeding or governmental investigation pending or overtly threatened against the Company or its Subsidiaries that relates to the transactions contemplated by the Purchase Agreement.